Exhibit 99.1

MILLENNIAL MEDIA REPORTS 2013 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Fourth Quarter Pro Forma Combined Revenue $109.5 million; Pro Forma Combined Adjusted EBITDA of $7.7 million

Baltimore, MD (February 19, 2014) — Millennial Media, Inc. (NYSE: MM), the leading independent mobile advertising platform, today reported financial results for the fourth quarter and full year ended December 31, 2013.

Financial Results and Business Highlights for the Fourth Quarter of 2013

Revenue: For the fourth quarter of 2013, pro forma combined revenue (including results of the Company’s Jumptap, Inc. subsidiary for the entire quarter) increased to $109.5 million from $75.9 million for the fourth quarter of 2012 on a comparable basis, a year over year increase of 44%. Pro forma combined revenue is calculated as the sum of Millennial Media and Jumptap revenue for the entire fourth quarter, with an adjustment for any intercompany revenue. GAAP Revenue for Q4 2013 was $96.7 million. For GAAP purposes, the Company began to include revenue from Jumptap as of November 6, 2013.

Gross Margin: For the fourth quarter of 2013, pro forma combined gross margin adjusted for any intercompany cost of revenue was 38.2% compared with pro forma combined gross margin of 40.6% for Q4 2012. Gross margin on a GAAP basis was 38.7% for Q4 2013, compared to a GAAP gross margin of 41.2% for Q4 2012.

Net Income (Loss): For the fourth quarter of 2013, on a GAAP basis, net loss attributable to common stockholders was $(3.7) million, compared to net income attributable to common stockholders of $2.6 million for the fourth quarter of 2012.

Adjusted EBITDA: For the fourth quarter of 2013, pro forma combined Adjusted EBITDA, a non-GAAP financial measure (see definition below), was $7.7 million, compared to pro forma combined Adjusted EBITDA of $2.2 million for the fourth quarter of 2012. On a non pro forma basis, Adjusted EBITDA for the quarter (based on GAAP revenue and expenses) was $7.6 million, compared to $5.6 million for the fourth quarter of 2012.

Net Income (Loss) per Share: For the fourth quarter of 2013, on a GAAP basis, basic and diluted net loss per common share was $(0.04), compared to basic and diluted net income per common share of $0.03 for the fourth quarter of 2012.

Non-GAAP Net Income (Loss) Per Common Share: For the fourth quarter of 2013, non-GAAP net income per common share was $0.08, compared to non-GAAP net income per common share of $0.07 for the fourth quarter of 2012.

Other Business Metrics: As of December 31, 2013, Millennial Media reached over 600 million monthly unique users globally, including approximately 170 million monthly unique users in the United States alone. As of December 31, 2013, more than 50,000 apps were enabled by mobile app developers to operate on Millennial Media’s platform, and Millennial Media had more than 625 million proprietary, anonymous user profiles used for delivering the most relevant ads to consumers.

Financial Results for the Full Year 2013

Revenue: For the full year 2013, pro forma combined revenue increased to $341.8 million from $241.3 million for the full year 2012, an increase of 41.6%. GAAP Revenue for the full year of 2013 was $259.2 million compared to $177.7 million for 2012.

Gross Margin: For the full year 2013, pro forma combined gross margin was 39.4% compared to pro forma combined gross margin of 40.0% for 2012.  Full year gross margin on a GAAP basis was 40.3% for full year 2013 compared to 40.5% for 2012.

Net Income (Loss): For the full year 2013, net loss attributable to common stockholders, on a GAAP basis, was $(15.1) million, compared to a net loss attributable to common stockholders of $(6.8) million for the full year 2012.

Adjusted EBITDA: For the full year 2013, pro forma combined Adjusted EBITDA was $3.3 million compared to a loss of $6.9 million pro forma combined for the full year 2012. On a non pro forma basis, Adjusted EBITDA for the full year 2013 (based on GAAP revenue and expenses) was $9.0 million, compared to $4.5 million for the full year 2012.

Net Income (Loss) per Share: For the full year 2013, on a GAAP basis, basic and diluted net loss per common share was $(0.18), compared to $(0.11) for the full year 2012.

Non-GAAP Net Income (Loss) Per Common Share: For the full year 2013, non-GAAP net income per common share was $0.10, compared to non-GAAP net income per common share of $0.07 for the full year of 2012.

“Our fourth quarter success is a testament to the strategic decisions we made in 2013,” said Michael Avon, CFO and EVP at Millennial Media. “From the acquisition of Jumptap, and our measured approach to integration, to the launch of our own mobile ad exchange, MMX, we have been able to innovate and execute on behalf of our clients. We are entering 2014 with a solid foundation to continue our growth in the coming months.”

“I am delighted to join Millennial Media at such an exciting time,” said Michael Barrett, CEO at Millennial Media. “The Company has long led its industry; a fearless innovator with the technology and creative capabilities to match. I’m incredibly proud of what this Company has achieved and look forward to pushing the limits as we grow.”

Outlook

Based on information available as of today, Millennial Media expects total revenue for the first quarter of 2014 to be in the range of $72 million to $76 million and Adjusted EBITDA to be a loss between $(5) million and $(6) million.

Fourth Quarter 2013 Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss its fourth quarter and full year financial results, developments in its business, and the Company’s expectations for the first quarter of 2014. A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at 866-318-8611 (U.S.) or 617-399-5130 (international) using passcode 39537338. If you are unable to listen to the live conference call, a replay will be available through February 26, 2014, and can be accessed by dialing 888-286-8010 (U.S.)

or 617-801-6888 (international) using passcode 70765721. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports Adjusted EBITDA, which is a non-GAAP financial measure defined as net income or net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation and expenses related to acquisitions, such as costs for services of lawyers, investment bankers, accountants and other third parties and acquisition related severance costs, bonuses and retention bonuses and accrual of retention payments that represent contingent compensation to be recognized over a requisite period. We define non-GAAP net income (loss) per common share as Adjusted EBITDA divided by diluted weighted average common shares outstanding.  The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company also presents Adjusted EBITDA on a pro forma combined basis. Pro forma combined Adjusted EBITDA includes results of the Company’s Jumptap, Inc. subsidiary for the entire period.  A reconciliation of historical Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of Millennial Media and Jumptap and on a pro forma combined basis, is set forth in the tables following this release.

About Millennial Media

Millennial Media is the leading independent mobile advertising platform. The Company’s unique data asset and full technology stack enable its demand- and supply-side clients to garner meaningful results to drive their business. Based on its mobile-first approach to data, technology, and audience targeting, Millennial Media connects consumers with relevant messages across screens. For advertisers looking to reach and engage with consumers in powerful ways, Millennial Media offers a broad array of solutions, delivered through brand, performance, and programmatic approaches. For developers and publishers, the Company offers a comprehensive set of managed and automated services designed to help them maximize their revenues.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations regarding financial results for the first quarter of 2014. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to accelerate growth and provide enhanced gross margin performance; our ability to expand our developer and advertiser base and increase demand for our services; our ability to keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets; and our recent acquisition of Jumptap, including our ability to integrate the two businesses and realize the expected benefits from the acquisition. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2013 and other filings we make with the SEC from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

###

Investor Relations Contact

Joe Wilkinson

(443) 681-6238

IR@millennialmedia.com

Press Contact

Christina Feeney

(617) 301-4181

cfeeney@millennialmedia.com

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$99,237	$137,439
Restricted cash	320	—
Accounts receivable, net of allowances of $4,773 and $2,673 as of December 31, 2013 and December 31, 2012, respectively	109,056	59,179
Prepaid expenses and other current assets	4,243	1,966
Total current assets	212,856	198,584

Long-term assets:
Property and equipment, net	12,663	6,850
Restricted cash	515	—
Goodwill	135,489	1,348
Intangible assets, net	57,706	913
Other assets	375	754
Total long-term assets	206,748	9,865
Total assets	$419,604	$208,449

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,617	$3,788
Accrued cost of revenue	65,053	34,430
Accrued payroll and payroll related expenses	8,767	6,038
Deferred revenue	868	169
Total current liabilities	82,305	44,425

Other long-term liabilities	1,829	243
Total liabilities	84,134	44,668

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2013 and December 31, 2012	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 106,314,909 and 79,182,913 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	106	79
Additional paid-in capital	400,716	213,823
Accumulated other comprehensive loss	(196)	(78)
Accumulated deficit	(65,156)	(50,043)
Total stockholders’ equity	335,470	163,781
Total liabilities and stockholders’ equity	$419,604	$208,449

Millennial Media, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenue	$96,663	$57,960	$259,171	$177,667
Cost of revenue	59,216	34,057	154,774	105,739
Gross profit	37,447	23,903	104,397	71,928
Operating expenses:
Sales and marketing	13,562	7,256	38,682	23,816
Technology and development	6,763	3,535	18,966	13,620
General and administrative	20,920	10,525	61,891	38,954
Total operating expenses	41,245	21,316	119,539	76,390
Income (loss) from operations	(3,798)	2,587	(15,142)	(4,462)
Interest and other expense:
Interest expense, net	(60)	(13)	(95)	(64)
Other income (expense)	77	—	77	(834)
Total interest and other income (expense)	17	(13)	(18)	(898)
Income (loss) before income taxes	(3,781)	2,574	(15,160)	(5,360)
Income tax benefit (expense)	78	(24)	47	(70)
Net income (loss)	(3,703)	2,550	(15,113)	(5,430)
Accretion of dividends on redeemable convertible preferred stock	—	—	—	(1,328)
Net income (loss) attributable to common stockholders	$(3,703)	$2,550	$(15,113)	$(6,758)

Net income (loss) per share:
Basic	$(0.04)	$0.03	$(0.18)	$(0.11)
Diluted	$(0.04)	$0.03	$(0.18)	$(0.11)

Weighted average common shares outstanding:
Basic	96,210	77,793	84,029	60,951
Diluted	96,210	83,091	84,029	60,951

Stock-based compensation expense included above:
Sales and marketing	$255	$593	$877	$1,003
Technology and development	162	879	1,665	3,768
General and administrative	1,738	729	6,411	2,703

Millennial Media, Inc.

Reconciliation of GAAP Net Income (loss) to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$(3,703)	$2,550	$(15,113)	$(5,430)
Adjustments:
Interest expense, net	60	13	95	64
Income tax (benefit) expense	(78)	24	(47)	70
Depreciation and amortization expense	2,769	772	5,913	2,365
Acquisition-related costs	6,141	—	8,410	—
Deferred compensation	250	—	750	—
Stock-based compensation expense	2,155	2,201	8,953	7,474
Total net adjustments	11,297	3,010	24,074	9,973
Adjusted EBITDA	$7,594	$5,560	$8,961	$4,543

Reconciliation of GAAP Net Income (Loss) per share to Diluted Non-GAAP Net Income (Loss) per share

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss) per share	(0.04)	$0.03	$(0.18)	$(0.11)
Adjustments:
Accretion of dividends on preferred	—	—	—	0.02
Interest expense, net	0.00	0.00	0.00	0.00
Income tax benefit (expense)	(0.00)	0.00	(0.00)	0.00
Depreciation and amortization expense	0.03	0.01	0.07	0.04
Acquisition-related costs	0.06	—	0.10	—
Deferred compensation	0.01	—	0.01	—
Stock-based compensation expense	0.02	0.03	0.10	0.12
Total net adjustments	0.12	0.04	0.28	0.18
Diluted non-GAAP net income (loss) per share	$0.08	$0.07	$0.10	$0.07
Diluted weighted average common shares outstanding	98,650	83,091	87,172	67,215

Amounts in the above table have been rounded and therefore may not sum.

Unaudited Pro Forma Combined Statement of Operations

(in millions)

	Three Months Ended March 31, 2013			Three Months Ended June 30, 2013			Three Months Ended September 30, 2013			Three Months Ended December 31, 2013			Year Ended December 31, 2013
	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined

Revenue	$49.44	$15.18	$64.62	$57.01	$24.31	$81.32	$56.06	$30.47	$86.53	$96.66	$12.87	$109.54	$259.17	$82.84	$342.01
Intercompany revenue	—	—	—	—	—	—	—	—	(0.21)	—	—	(0.04)	—	—	(0.26)
Net revenue	49.44	15.18	64.62	57.01	24.31	81.32	56.06	30.47	86.32	96.66	12.87	109.49	259.17	82.84	341.75
Revenue phasing (% of annual)			19%			24%			25%			32%			100%
Cost of revenue	28.87	9.11	37.99	32.82	15.45	48.28	33.86	19.38	53.24	59.22	8.49	67.70	154.77	52.44	207.21
Intercompany cost of revenue	—	—	—	—	—	—	—	—	(0.21)	—	—	(0.04)	—	—	(0.26)
Net cost of revenue	28.87	9.11	37.99	32.82	15.45	48.28	33.86	19.38	53.03	59.22	8.49	67.66	154.77	52.44	206.96
Gross profit	20.56	6.07	26.63	24.19	8.86	33.04	22.20	11.09	33.29	37.45	4.39	41.83	104.40	30.40	134.80

Operating expenses:
Sales and marketing	8.14	4.84	12.98	8.35	5.63	13.98	8.63	5.34	13.97	13.56	2.48	16.04	38.68	18.30	56.98
Technology and development	4.19	3.92	8.11	4.07	4.27	8.34	3.94	4.13	8.06	6.76	2.21	8.97	18.97	14.52	33.49
General and administrative	11.96	1.76	13.72	14.78	1.78	16.56	14.23	2.87	17.10	20.92	5.92	26.84	61.89	12.33	74.22
Total operating expenses	24.29	10.53	34.82	27.21	11.68	38.89	26.80	12.34	39.13	41.25	10.61	51.85	119.54	45.15	164.69
Loss from operations	(3.73)	(4.46)	(8.19)	(3.02)	(2.82)	(5.84)	(4.60)	(1.25)	(5.84)	(3.80)	(6.22)	(10.02)	(15.14)	(14.75)	(29.89)
Interest and other expense
Interest expense	(0.01)	(0.20)	(0.21)	(0.01)	(0.21)	(0.22)	(0.01)	(0.22)	(0.24)	(0.06)	(0.16)	(0.22)	(0.09)	(0.79)	(0.88)
Other income/(expense)	—	0.14	0.14	—	(0.03)	(0.03)	—	(0.14)	(0.14)	0.08	0.28	0.36	0.08	0.25	0.32
Total interest and other expense	(0.01)	(0.06)	(0.07)	(0.01)	(0.24)	(0.25)	(0.01)	(0.37)	(0.38)	0.02	0.12	0.14	(0.02)	(0.54)	(0.56)
Loss before income taxes	(3.74)	(4.52)	(8.26)	(3.03)	(3.06)	(6.09)	(4.61)	(1.61)	(6.22)	(3.78)	(6.10)	(9.88)	(15.16)	(15.29)	(30.45)
Income tax benefit (expense)	(0.02)	—	(0.02)	(0.02)	—	(0.02)	0.01	—	0.01	0.08	—	0.08	0.05	—	0.05

Net loss	$(3.75)	$(4.52)	$(8.27)	$(3.05)	$(3.06)	$(6.11)	$(4.60)	$(1.61)	$(6.22)	$(3.70)	$(6.10)	$(9.80)	$(15.11)	$(15.29)	$(30.41)

AEBITDA
Net Loss	$(3.75)	$(4.52)	$(8.27)	$(3.05)	$(3.06)	$(6.11)	$(4.60)	$(1.61)	$(6.22)	$(3.70)	$(6.10)	$(9.80)	$(15.11)	$(15.29)	$(30.41)
Adjustments:
Interest expense, net	0.01	0.20	0.21	0.01	0.21	0.22	0.02	0.22	0.24	0.06	0.16	0.22	0.10	0.79	0.88
Income tax (benefit) expense	0.02	—	0.02	0.02	—	0.02	(0.01)	—	(0.01)	(0.08)	—	(0.08)	(0.05)	—	(0.05)
Depreciation and amortization expense	0.94	0.31	1.25	1.06	0.39	1.45	1.14	0.51	1.65	2.77	0.20	2.97	5.91	1.41	7.32
Acquisition-related costs	0.36	—	0.36	0.12	—	0.12	1.79	1.11	2.89	6.14	5.99	12.13	8.41	7.10	15.51
Deferred compensation	—	—	—	0.25	—	0.25	0.25	—	0.25	0.25	—	0.25	0.75	—	0.75
Stock-based compensation expense	1.66	0.11	1.77	3.51	0.12	3.62	1.64	0.22	1.86	2.15	0.09	2.25	8.95	0.54	9.50
Jumptap warrant and derivative expense (income)	—	(0.14)	(0.14)	—	0.03	0.03	—	0.14	0.14	—	(0.28)	(0.28)	—	(0.25)	(0.25)
Total net adjustments:	2.98	0.48	3.46	4.97	0.75	5.71	4.83	2.20	7.03	11.30	6.17	17.46	24.08	9.59	33.67
Adjusted EBITDA	$(0.77)	$(4.04)	$(4.81)	$1.92	$(2.31)	$(0.40)	$0.22	$0.59	$0.81	$7.59	$0.07	$7.66	$8.96	$(5.70)	$3.26

Amounts in the tables above have been rounded and therefore may not sum.

Unaudited Pro Forma Combined Statement of Operations

(in millions)

	Three Months Ended March 31, 2012			Three Months Ended June 30, 2012			Three Months Ended September 30, 2012			Three Months Ended December 31, 2012			Year Ended December 31, 2012
	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined

Revenue	$32.93	$14.93	$47.86	$39.41	$16.16	$55.57	$47.37	$14.66	$62.02	$57.96	$17.89	$75.85	$177.67	$63.63	$241.30
Intercompany revenue	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net revenue	32.93	14.93	47.86	39.41	16.16	55.57	47.37	14.66	62.02	57.96	17.89	75.85	177.67	63.63	241.30
Revenue phasing (% of annual)			20%			23%			26%			31%			100%
Cost of revenue	19.92	9.14	29.05	23.76	9.94	33.70	28.01	9.04	37.05	34.06	10.99	45.05	105.74	39.11	144.85
Intercompany cost of revenue	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net cost of revenue	19.92	9.14	29.05	23.76	9.94	33.70	28.01	9.04	37.05	34.06	10.99	45.05	105.74	39.11	144.85
Gross profit	13.01	5.79	18.81	15.65	6.22	21.87	19.36	5.62	24.98	23.90	6.90	30.80	71.93	24.53	96.45

Operating expenses:
Sales and marketing	4.65	4.11	8.76	5.99	4.45	10.44	5.92	3.75	9.67	7.26	4.90	12.16	23.82	17.21	41.03
Technology and development	2.65	3.24	5.89	2.77	3.33	6.10	4.67	3.16	7.83	3.54	3.22	6.76	13.62	12.95	26.57
General and administrative	8.71	1.20	9.91	9.23	1.56	10.79	10.49	1.64	12.13	10.52	2.50	13.03	38.95	6.91	45.86
Total operating expenses	16.00	8.55	24.55	17.99	9.34	27.33	21.08	8.56	29.64	21.32	10.63	31.95	76.39	37.07	113.46
Loss from operations	(2.99)	(2.75)	(5.74)	(2.34)	(3.12)	(5.46)	(1.72)	(2.94)	(4.66)	2.59	(3.73)	(1.14)	(4.46)	(12.55)	(17.01)
Interest and other expense
Interest expense	(0.02)	(0.18)	(0.20)	(0.02)	(0.20)	(0.21)	(0.01)	(0.21)	(0.23)	(0.01)	(0.25)	(0.26)	(0.06)	(0.84)	(0.90)
Other income/(expense)	(0.96)	0.03	(0.93)	0.12	0.12	0.25	—	0.03	0.03	—	0.16	0.16	(0.83)	0.34	(0.49)
Total interest and other expense	(0.98)	(0.15)	(1.13)	0.11	(0.08)	0.03	(0.01)	(0.18)	(0.19)	(0.01)	(0.10)	(0.11)	(0.90)	(0.50)	(1.40)
Loss before income taxes	(3.97)	(2.90)	(6.87)	(2.23)	(3.20)	(5.43)	(1.73)	(3.12)	(4.85)	2.57	(3.83)	(1.25)	(5.36)	(13.04)	(18.41)
Income tax benefit (expense)	(0.00)	—	(0.00)	(0.00)	—	(0.00)	(0.04)	—	(0.04)	(0.02)	—	(0.02)	(0.07)	—	(0.07)
Net loss	(3.97)	(2.90)	(6.87)	(2.24)	(3.20)	(5.44)	(1.77)	(3.12)	(4.89)	2.55	(3.83)	(1.28)	(5.43)	(13.04)	(18.48)
Accretion of dividends on redeemable convertible preferred stock	(1.33)	—	(1.33)	—	—	—	—	—	—	—	—	—	(1.33)	—	(1.33)
Net loss attributable to common stockholders	$(5.30)	$(2.90)	$(8.20)	$(2.24)	$(3.20)	$(5.44)	$(1.77)	$(3.12)	$(4.89)	$2.55	$(3.83)	$(1.28)	$(6.76)	$(13.04)	$(19.80)

AEBITDA
Net Loss	$(3.97)	$(2.90)	$(6.87)	$(2.24)	$(3.20)	$(5.44)	$(1.77)	$(3.12)	$(4.89)	$2.55	$(3.83)	$(1.28)	$(5.43)	$(13.04)	$(18.48)
Adjustments:
Interest expense, net	0.02	0.18	0.20	0.02	0.20	0.21	0.01	0.21	0.23	0.01	0.25	0.26	0.06	0.84	0.90
Income tax (benefit) expense	0.00	—	0.00	0.00	—	0.00	0.04	—	0.04	0.02	—	0.02	0.07	—	0.07
Depreciation and amortization expense	0.44	0.11	0.55	0.52	0.11	0.63	0.63	0.13	0.76	0.77	0.24	1.01	2.37	0.60	2.96
Acquisition-related costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Deferred compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Stock-based compensation expense	1.08	0.14	1.23	0.96	0.13	1.10	3.23	0.12	3.35	2.20	0.13	2.33	7.47	0.53	8.00
Jumptap warrant and derivative expense (income)	—	(0.03)	(0.03)	—	(0.12)	(0.12)	—	(0.03)	(0.03)	—	(0.16)	(0.16)	—	(0.34)	(0.34)
Total net adjustments:	1.55	0.40	1.95	1.51	0.32	1.83	3.91	0.43	4.34	3.01	0.46	3.47	9.97	1.62	11.59
Adjusted EBITDA	$(2.42)	$(2.50)	$(4.92)	$(0.73)	$(2.88)	$(3.61)	$2.14	$(2.69)	$(0.55)	$5.56	$(3.36)	$2.20	$4.54	$(11.43)	$(6.88)

Amounts in the tables above have been rounded and therefore may not sum.